Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 22, 2006, relating to the financial statements of FPL Group, Inc. and Florida Power & Light Company and our report dated February 22, 2006 relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of FPL Group, Inc. and Florida Power & Light Company for the year ended December 31, 2005:

FPL Group, Inc.
Form S-8 No. 33-57673
Form S-8 No. 33-11631
Form S-3 No. 33-57470
Form S-8 No. 333-27079
Form S-8 No. 333-88067
Form S-3 No. 333-102169
Form S-3 No. 333-102173
Form S-8 No. 333-114911
Form S-3 No. 333-116209
Form S-8 No. 333-116501
Form S-3 No. 333-125275
Form S-8 No. 333-125954
Form S-3 No. 333-129482
Form S-8 No. 333-130479

FPL Group Trust I
Form S-3 No. 333-116209-02

FPL Group Trust II
Form S-3 No. 333-116209-01

Florida Power & Light Company
Form S-3 No. 33-40123

FPL Group Capital Inc
Form S-3 No. 333-102173-01
Form S-3 No. 333-116209-05

FPL Group Capital Trust II
Form S-3 No. 333-102173-02
Form S-3 No. 333-116209-04

FPL Group Capital Trust III
Form S-3 No. 333-116209-03

DELOITTE & TOUCHE LLP

Miami, Florida
February 22, 2006